UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

CICERO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway Suite 542 Cary, North Carolina	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of March 25, 2011, Cicero Inc. (the “Company”) and SOAdesk, LLC (“SOAdesk”) entered into (i) an Amendment No. 3 to the $700,000 aggregate principal amount unsecured convertible note (the “$700,000 Note”) that was issued to SOAdesk under the Asset Purchase Agreement, dated as January 15, 2010, between the Company, SOAdesk and Vertical Thought, Inc. (the “Asset Purchase Agreement”), and (ii) an Amendment No. 3 to the $525,000 aggregate principal amount unsecured convertible note (the “$525,000 Note”) that was issued to SOAdesk under the Asset Purchase Agreement (collectively, the “Note Amendments”).  The purpose of the Note Amendments was to extend the maturity of each of the $700,000 Note and the $525,000 Note to March 31, 2012. In connection with the Note Amendments, the Company issued a five-year warrant to SOAdesk to purchase up to 100,000 shares of its common stock at an exercise price of $0.08 per share.

 The foregoing description of the Note Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendments, which are attached as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 with respect to the issuance of the warrants is incorporated herein by reference. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

4.1           Amendment No. 3 to $525,000 Convertible Promissory Note

4.2           Amendment No. 3 to $700,000 Convertible Promissory Note

4.3           Form of Warrant Agreement

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  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cicero Inc.

Date: March 30, 2011	By:	/s/ John Broderick
John Broderick
Chief Executive Officer

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